TBPE REGISTERED ENGINEERING FIRM F-1580        FAX (713) 651-0849
1100 LOUISIANA SUITE 4600    HOUSTON, TEXAS 77002-5294    TELEPHONE (713) 651-9191

December 18, 2020

Callon Petroleum Company
2000 W. Sam Houston Parkway S., Suite 2000
Houston, Texas 77042

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Callon Petroleum Company to be filed on or about December 18, 2020, of all references to Ryder Scott Company, L.P., and to the use of our report for the year ended December 31, 2019 in Callon Petroleum Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the United States Securities and Exchange Commission on February 28, 2020, and incorporated by reference into the Registration Statement.

Very truly yours,

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

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